                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  May 11, 1999
                                                   ------------



                                 N'TANDEM TRUST
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                 0-21470                   33-610944499
------------------------------     -----------              ------------------
(State of other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)


     6160 SOUTH SYRACUSE WAY, GREENWOOD VILLAGE, COLORADO           80111
     -----------------------------------------------------------------------
             (Address of principal executive offices)             (Zip Code)


                                (303) 741-3707
  --------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 2:  Acquisition or Disposition of Assets
         ------------------------------------

     On May 11, 1999, N'Tandem Trust, a California business trust (the "Trust"), through its limited partnership subsidiary, N'Tandem Properties, L.P., acquired Southpointe Village, a manufactured home community containing 282 homesites located in Albuquerque, New Mexico (the "Acquired Property"), from Shaw, Mitchell and Mallory Limited Partnership, a New Mexico limited partnership, pursuant to an Agreement of Purchase and Sale. The terms of the Agreement of Purchase and Sale were determined through arms-length negotiations between the seller and Chateau Communities, Inc., a publicly-held real estate investment trust, which currently holds 9.8% of the Trust's outstanding common shares of beneficial interest, ("Chateau"). Pursuant to an Assignment of Purchase between N'Tandem Properties, L.P. and Chateau, N'Tandem Properties, L.P. was assigned Chateau's right to purchase the Acquired Property.

     The purchase price for the Acquired Property was $6,200,000, of which $6,044,800 was borrowed from Chateau pursuant to a note entered into between the parties. This note bears interest at 1% per annum above the prime rate established by Bank One, N.A.

     In determining the purchase price paid for the Acquired Property, the purchaser considered, among other things, the historical and expected cash flow from the Acquired Property, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the Acquired Property, the potential to increase its cash flow and other factors. The Trust also considered the capitalization rates of recently sold manufactured home communities in the same geographic area as the Acquired Property. No independent appraisals were preformed in connection with the acquisition of the Acquired Property.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a)  Financial Statements:

              As of the date of this report, it is impracticable for the Trust to file the required financial statements with respect to the Acquired Property. Accordingly, such required financial statements will be filed as soon as they are available, but in no event later than 60 days after the date on which this report must be filed.

         (b)  Pro Forma Financial Information:

              As of the date of this report, it is impracticable for the Trust to file the required pro forma financial information with respect to the Acquired Property. Accordingly, such required pro forma financial information will be filed as soon as it is available, but in no event later than 60 days after the date on which this report must be filed.

         (c)  Exhibits:

              Purchase agreement dated April 23, 1999, by and between Shaw, Mitchell and Mallory Limited Partners and Chateau Communities, Inc.

              Assignment of Purchase Agreement dated May 11, 1999, by and between N'Tandem Properties, L.P. and Chateau Communities, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 N'TANDEM TRUST



Dated:  May 20, 1999                             By: /s/Gary P. McDaniel
                                                     -------------------
                                                     Gary P. McDaniel
                                                     Trustee

                              PURCHASE AGREEMENT
                                 SOUTH POINTE
                                 ------------


  THIS PURCHASE AGREEMENT ("Agreement") is made as of the Effective Date (defined below) by and between Chateau Communities, Inc., a Maryland corporation ("Buyer") and Shaw, Mitchell and Mallory Limited Partners, a New Mexico limited partnership ("Sellers").

                                 RECITALS:

  This Agreement is based upon the following recitals:

WHEREAS, Seller owns a manufactured housing community consisting of Two Hundred Eighty-Two (282) developed homesites (the "Community") located in Bernalillo County, New Mexico, legally described on Exhibit A attached hereto, together
                                         ---------
with all improvements, easements, air, mineral and riparian rights and all tenements, hereditaments, privileges and appurtenances belonging or in any way appertaining thereto (the "Property"); and

  WHEREAS, Seller wishes to sell the Property and Buyer wishes to acquire the Property, upon the terms and conditions set forth in this Agreement.

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

  1.   SALE OF PROPERTY

  1.1 On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, the Property and all of Seller's right, title and interest in and to the following items related thereto:

  1.2 As used herein, the term "Community" shall include all direct or indirect right, title and interest of the Seller in and to:

       (a) The manufactured housing community known as South Pointe Mobile Home Village containing 282 developed sites and approximately 44.5640 acres;

       (b) The real estate described on Exhibit A and all buildings and improvements located thereon owned directly or indirectly by the Seller, together with all easements, air, mineral and riparian rights and all tenements, hereditaments, privileges and appurtenances thereto belonging or in any way appertaining thereto (collectively the "Property");

       (c) The fixtures and all equipment and personalty located on or about the Property owned by Seller (or the leasehold interest in such property which is leased by the Seller) which is used in the operation and management of the Community, as more particularly described in Schedule 1.2(c)(1) (the "Personal Property").

       (d) Any rights of the Seller pertaining to the Property in and to any land lying in the bed of any street, road or avenue, open or proposed, at the foot of or adjoining the Community to the center line thereof, if any;

       (e) Any intangible personal property used in connection with or arising out of the ownership of the Community other than cash or cash equivalents or any accounts receivables attributable to the period preceding the Closing Date (as defined herein);

       (f) Any pending or future award made in condemnation or to be made in lieu thereof, and any unpaid award for damages to the Community;

       (g) Any rights of the Seller pertaining to the Property in and to any appurtenant easements, whether or not of record, strips and rights-of-way abutting, adjacent, contiguous or adjoining the Community;

       (h) Any right, title and interest, if any, in any trade names or trademarks associated with the Community, including, without limitation, the Community name of "Southpointe Mobile Home Village" and any derivative thereof;

       (i) All leases, licenses, or other permission to occupy any portion of the Property (the "Leases"), together with all rentals and other monetary items payable by tenants or occupants of the Community to the extent such rentals and other monetary items relate to periods after the Closing Date and all security, damage or other deposits associated with such Leases;

       (j) Except to the extent prohibited by applicable law, all licenses, permits and franchises issued by any State, Federal or local municipal authorities, relating to the use, maintenance or operation of the Community;

       (k) All plans and specifications in possession of the Seller relating to the construction or development of any existing common areas, site work, utilities and any other non-tenant owned improvements on any of the Property and all unexpired assignable claims, warranties, guaranties and sureties received by the Seller in connection with the construction or improvement of or on the Property;

       (l) All contracts or other agreements for services or maintenance relating to the Community; and

  2.   PURCHASE PRICE

  2.1 The purchase price for the Community ("Purchase Price") shall be Six Million Two Hundred Thousand and 00/100 ($6,200,000.00) Dollars inclusive of the Deposit (as hereinafter defined) and subject to any adjustments and prorations as set forth herein. The Purchase Price shall be payable in cash at Closing.

  2.2  Deposit.  Buyer has delivered an earnest money non-refundable deposit in
       -------
cash in the amount of Fifty Thousand ($50,000.00) Dollars to First American Title Insurance Company, Attn: Kathy Carrillo, (the "Escrow Agent") whose address is 2601 Louisiana N.E., Albuquerque, New Mexico 87110 to be held by Escrow Agent (such deposit and any interest thereon is hereinafter referred to as the "Deposit").

  3.   TITLE, SURVEY AND INSPECTION MATTERS

  3.1 Seller agrees, at its sole cost and expense to furnish Buyer as soon as possible, but in no event later than five (5) days after the date of execution of this Agreement by Seller, the following:

       (a) A commitment from the Escrow Agent (the "Title Company") for a policy of title insurance (Form NM6), with the appropriate commitment from the Title Company to delete standard exceptions upon satisfaction of certain conditions, for the Property (the "Commitment") in the amount of the Purchase Price (or such lesser amount as Buyer may elect) and legible copies of all documents listed as exceptions in Schedule B, Part II, attached thereto. At the Closing, the Title Company shall, as a condition of closing hereunder, issue a policy of title insurance (the "Title Policy") for the Community in the amount of the Purchase Price (or such lesser amount as Buyer may elect) containing no exception to coverage other than as shown on the Commitment with such endorsements as Buyer may reasonably require, including without limitation (to the extent available in New Mexico), a Contiguity Endorsement, 3.1 Zoning Endorsement, Survey Endorsement, Access Endorsement, "Permitted Transfer Endorsement", and Environmental Protection Lien Endorsement (ALTA 8.0/8.1). Buyer shall have three
            (3) business days following receipt of the Commitment (including Schedule B, Part II documents) and Survey (as hereinafter defined) to object to title or the content of the Commitment. If objection to title or the Commitment is made, or if Buyer requests endorsements to the Commitment to satisfy itself, Seller shall use reasonable efforts to remedy the claimed defects and to deliver a revision of the Commitment satisfactory to the Buyer; provided, however, that Seller shall be under to obligation to incur any additional expense to correct any such objections or claimed defects. At Closing, Buyer may request that the Title Company update the Commitment as of the Closing Date and endorse the Commitment with Buyer as the insured owner, without standard exceptions (to the extent permitted by the Title Company) and to Buyer's satisfaction with such other endorsements as reasonably required by Buyer. For purposes of this Agreement, "Permitted Encumbrances" shall be all liens, claims, encumbrances, easements or other restrictions on title disclosed in the Commitment and not objected to by Buyer or which have otherwise been accepted by Buyer. Seller shall be responsible for the cost of the Commitment and the cost of the basic Title Policy for the Property, and Buyer shall be responsible for the cost of all additional coverage and all endorsements thereto.

       (b) The recertified ALTA survey (the "Survey") of the Property dated February 15, 1999 prepared by Precision Surveys, Inc., a land surveyor licensed under the laws of the State of New Mexico and certified to Buyer and the Title Company. The Survey shall show the location of all improvements, structures, boundaries, easements, right-of-ways, restrictions, covenants and encroachments and be sufficient to allow the Title Company to delete the standard exceptions from the Commitment and the Title Policy. The Survey shall also certify as to the total acreage contained within the Property. Buyer shall have three (3) business days from receipt of the Survey to notify Seller in writing of any objection thereto. If the Survey is for any reason unacceptable to Buyer, Seller shall use reasonable efforts to deliver a revision of the Survey satisfactory to Buyer.

       (c)  Any and all of the materials described in Sections 1.2(i) through
            (l) above which are in Seller's possession. If Buyer fails to close, it shall promptly return all such materials to Seller.

  3.2  Buyer, at its sole cost and expense, may obtain the following:

                (a) a Phase I environmental audit of the Property (the "Environmental Report") and any additional environmental reports. In the event that Buyer is not satisfied, in its sole discretion, with the environmental condition of the Property as disclosed in the Environmental Report, Buyer may terminate this Agreement by providing written notice to Seller within the Investigation Period (hereinafter defined).

  3.3 Within five (5) days from the date hereof, the Seller shall make available to Buyer such information as is necessary to allow Buyer to verify the Seller's title to personal property so as to allow Buyer to obtain, at its sole cost and expense, financing statement and fixture filing searches by the Secretary of State and County where the Community is located. All financing statements and fixture filings affecting the Community or any of the personal property being transferred hereunder including, without limitation, any mobile homes, shall be discharged at or before the Closing at Seller's cost.

  3.4 Seller has provided the following information or will make such information available to Buyer for inspection or copying (if same exists) at the Community's office within five (5) days from the date hereof:

       (a) A copy of the real and personal property tax assessments, if any, and tax bills with respect to the Community since 1996 along with any notices received by Seller regarding potential changes in the amount of taxes to be paid.

       (b) Copies of all written Leases, lease amendments, letter agreements and any proposed or pending leases, and any other documentation material to the Leases, including concession agreements.

       (c) Copies of any, maintenance and repair contracts, and any service or supply contracts or agreements related to the Community together with a copy of any notice of default received by Seller thereunder within the twelve (12) months prior to the Effective Date.

       (d) A schedule of salaries of all persons employed at the Community, if any, including any union welfare fund or other contributions, special or regular bonuses, social security, any accrued vacation time or pay and all other related payments and a copy of each current employee's salary history, if available.

       (e) Any surveys, aerial photographs, topographic drawings, site plans, site utility plans, "as built" blueprints, existing architectural and engineering plans and specifications for the Community (including, without limitation, underground utility, sewage treatment plant specifications and well water specifications) and copies of any documentation relating to planning or zoning commission approvals, in each case, to the extent in Seller's possession or reasonably available to Seller.

       (f) Any environmental, soil borings reports, asbestos studies, wetland studies, engineering reports or other studies or reports in the Seller's possession or reasonably available to it concerning the physical condition and operation of the Community.

       (g) A rent roll, in the form maintained by Seller, along with access to all other information retained in Seller's file regarding each Tenant of the Community.

       (h) Copies of the last two (2) years of all billings for insurance and utilities including applicable supporting documentation establishing and copies of paid receipts and invoices for all items relating to taxes, insurance and utilities in the Community, to the extent in the possession of Seller.

       (i) All permits for any aspect of the operations of the Community, including, without limitation, swimming pools, and waste water treatment and private water supply facilities, if applicable.

       (j)  Current community rules and regulations for the Community, if any.

       (k) Copies of any reports in Seller's possession concerning any termite, heating, plumbing, gas or electrical inspections conducted since 1996.


       (l)  Copies of FHA/VA approvals, if any.


       3.5 During the period from the Effective Date through and until 5:00 o'clock p.m. local time on the fourteenth (14th) day thereafter (the "Investigation Period"), Buyer shall, at Buyer's sole cost and expense, make all inspections, studies or investigations desired by Buyer with respect to the Community, including but not limited to (i) examination of all physical aspects of the Community, including obtaining soils and other investigations and reports concerning the physical condition of the Property, (ii) investigating all zoning, code and all governmental requirements concerning the Community, (iii) obtaining any desired environmental assessments and reports concerning the Community, (iv) investigating the availability to the Community of all utilities including water, sewer, gas, cable, electricity and telephone, (v) determining the feasibility of Buyer's intended use of the Community, and (vi) reviewing copies of any pertinent reports and other documents concerning the Community in Seller's possession. Buyer and its authorized agents, employees or representatives shall be entitled to enter upon the Community at all reasonable times prior to the expiration of the Investigation Period, upon prior notice to Seller and accompanied by a representative of Seller if required by Seller, during the Investigation Period if this Agreement is not earlier terminated; provided, however, that there shall be no interference with the business of Seller or the residents of the Community, and Buyer shall restore the Property to as near the same condition as it existed immediately prior to the conducting of any such inspection, study or investigation as is reasonably practicable immediately upon completion of each such inspection, study or investigation. Buyer shall not permit any liens or encumbrances to be asserted against the Property in connection with or as a result of such inspections, studies or investigations. Buyer shall indemnify, defend and hold Seller, and Seller's partners, agents, employees and representatives, and the Property, harmless of, from and against any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys' fees and costs of court), damages, liens, claims (including, without limitation, mechanics' or materialmen's liens or claims of liens), actions and causes of action arising from or relating to the entry by Buyer (or Buyer's agents, employees, contractors or representatives) upon the Community, whether to test, study, investigate or inspect the Community pursuant to this Section 3.5 or otherwise, except only to the extent caused by the gross negligence or willful misconduct of Seller. If, within the Investigation Period, Buyer shall in Buyer's sole discretion be dissatisfied with any aspect of the Community , or shall decide for any other reason not to proceed with the transaction contemplated under this Agreement, then Buyer, as its sole and exclusive remedy, may terminate this Agreement by giving written notice thereof to Seller (with a copy to the Title Company) prior to the expiration of the Investigation Period. If Buyer does not terminate this Contract prior to the expiration of the Investigation Period, Buyer shall be deemed to have waived any right Buyer may have to terminate this Agreement pursuant to this Section 3.5. Notwithstanding anything to the contrary set forth in this Contract, the covenants, agreements and indemnities of Buyer in this
Section 3.5 shall expressly survive the Closing or the termination of this Agreement.

       3.6 All information delivered to or obtained by Buyer during or prior to the Investigation Period concerning the Property is and shall remain the property of Seller and shall be considered confidential proprietary information of Seller, not to be disclosed to any third parties except as expressly provided hereinafter. Notwithstanding the foregoing, except as otherwise set forth below, Buyer may disclose such information to Buyer's attorneys, accountants and other agents and affiliates reasonably necessary for the consummation of the transaction contemplated herein and to no other person without Seller's written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer shall control the dissemination of such information to assure that any recipient preserves the confidential nature of the information. Copies of any information compiled or obtained by Buyer from sources other than Seller concerning the Property (excluding proprietary business plans, work product and projections) shall be delivered to Seller immediately upon termination of this Agreement. The foregoing obligations shall survive termination of this Agreement.

  4.   CLOSING

  4.1 Subject to the conditions to Closing as set forth in Section 9, the Closing shall take place at 10:00 a.m. Albuquerque time on the next business day following the expiration of the Investigation Period as same is defined in
Section 3.5 hereof (the "Closing Date) at the office of the Title Company.

  4.2  At the Closing, Seller shall take the following actions:

       (a) execute and deliver a special warranty deed (the "Deed") conveying good and marketable title to the Property, which title is free and clear of all liens, claims and encumbrances, other than Permitted Encumbrances, and otherwise in a condition to enable the Title Company to issue the New Mexico form of ALTA owner's title insurance policy subject only to the Permitted Encumbrances and in the form described in Section 3.1(a) and without standard exceptions, which can permissibly be deleted by the Title Company under New Mexico regulations;

       (b) furnish an affidavit stating that Seller is not a "foreign person" within the meaning of IRC Section 1445(f)(3);

       (c) execute and deliver an itemized list and an appropriate affidavit, sufficient to permit the Title Company to delete the standard exception for mechanic liens on the Title Policy, that there are no claims which may give rise to mechanics' liens on the Property;

       (d) execute a letter (in form acceptable to Seller) to all tenants introducing Buyer as the new owner of the Community and directing them to make further payments of rent to Buyer at a place designated by Buyer;

       (e) execute and deliver an assignment of any and all condemnation awards and any unpaid award for damages relating to the Property, if applicable;

       (f) execute and deliver an assignment, and the original copies of, any and all leases or other occupancy agreements to which the Community or any part thereof is subject and all rents to become due thereunder subsequent to the Closing and any security deposits made pursuant thereto; provided, however, that Buyer shall assume no obligation for claims of tenants for damages to persons or properties arising prior to the Closing or for any other damage or liability whatsoever which arose prior to the Closing;

       (g) execute and deliver an assignment to Buyer of any and all service, maintenance or other contracts or agreements relating to the Community which are assignable and which Buyer has elected to assume, and all warranties, indemnifications, and guarantees of performance relating to the Property and other rights, if any, concerning suppliers, laborers, materialmen, contractors or subcontractors, to the extent that the same are assignable by Seller;

       (h) pay the cost of the Commitment and the cost of the basic owner's policy (excluding the cost of additional coverage and endorsements to the Title Policy), and any other costs which are incurred by Seller incident to Seller's obligations pursuant to this Agreement;

       (i) cause the termination of any management agreements affecting the Community;

       (j) deliver a certificate certifying that to the current actual knowledge of Seller's representative, all representations and warranties made by Seller are true and correct on the date of the Closing and that all conditions to Closing have occurred or been satisfied;

       (k) execute and deliver a Bill of Sale to transfer to Buyer the Personal Property including the execution and delivery of all titles for any mobile home units, if any, or any vehicles which are being transferred to Buyer in connection herewith, properly endorsed by Seller with all liens released. Such titles shall be free and clear of all liens and encumbrances and Seller shall be responsible for any sales tax related to the transfer of same to Buyer;

       (l) execute and deliver a closing statement (the "Closing Statement") setting forth the adjustments and prorations provided for hereunder, including pursuant to Section 2 and Section 6 hereof;

       (m) execute and deliver a Rent Roll for the Community updated and certified by Seller as of the Closing Date;

       (n) pay all transfer and recording taxes and recording fees including without limitation city, county and state transfer taxes, if any, related to the transfer of the Property from Seller to Buyer including, without limitation any sales tax related to the transfer of any mobile homes from Seller to Buyer;

       (o) provide Buyer the following documents: a Certificate of Limited Partnership for Seller, a good standing certificate for Seller, documentation, reasonably satisfactory to Buyer, evidencing the authority of signator to bind Seller in connection with the transaction contemplated herein and a certified copy of the Partnership Agreement for Seller; and

       (p) execute and deliver any other documents as are reasonably necessary to evidence the transaction contemplated hereby.

  4.3  At the Closing, Buyer shall deliver the following:

       (a) the Purchase Price, as adjusted pursuant to Section 5;

       (b) an execute and deliver the Closing Statement;

       (c) deliver a certificate certifying that to the current actual knowledge of Buyer's representatives all representations and warranties made by Buyer are true and correct on the date of Closing and that all conditions to Closing have occurred or been satisfied;

       (d) pay its share of any costs which are Buyer's pursuant to this Agreement; and

       (e) any other documents as are reasonably necessary to evidence the transaction contemplated hereby.

  5.   PRORATION OF ITEMS

  5.1 All real and personal property taxes (whether or not payable in installments) with respect to the Community shall be prorated in accordance with local custom and practice in the area where the Community is located among the Seller and Buyer as of the Closing Date. Any tax bill which is required to be prorated pursuant to this Section 5.1, and which has not yet been received by the Closing Date will be determined by using the current years assessment and prior years tax rate; however if the current years assessment is not available then such estimate will be the prior years tax bill. Such tax proration shall be final. Any special assessments with respect to the Community which become due and payable after the Closing Date shall be paid by Buyer. Any special assessments with respect to the Community which become due and payable on or before the Closing Date, shall be paid by the Seller. Special assessments that are payable in installments shall be paid by Seller through the Closing and by Buyer after the Closing Date.

  5.2 All operating expenses ("Operating Expenses") of the Community, including but not limited to, utility costs, water, maintenance, taxes, insurance, service and management fees, if any, shall be prorated among Seller and Buyer.
Operating Expenses attributable to the period prior to the Closing Date shall be allocated to Seller and Operating Expenses attributable to the period on and after the Closing Date shall be allocated to Buyer.

  Seller shall receive a credit for the last bill for gas utility service paid by Seller, which gas utility bills are paid to the gas utility company by Seller and then billed in arrears to tenants for their proportionate shares. Such credit shall be offset in the amount, if any, of tenant payments received in respect of the gas utility charges for the applicable month. Water charges are absorbed by Seller. Seller does not collect prepayments of additional rent to cover taxes, insurance, utilities or other operating costs and expenses of the Real Property.

  5.3 Buyer shall receive a credit against the Purchase Price for all liquidated costs, charges, liabilities or obligations of any nature which are attributable to on or prior to the Closing Date and remain unpaid as of the Closing Date and Seller shall receive a credit for any liquidated costs, charges, liabilities or obligations of any nature which have been paid by the Seller and are attributable to the period after the Closing Date.

  5.4 All rents and other income (including, without limitation, any cable t.v., income, sewer and irrigation fees and rental brokerage income) with respect to the Community shall be prorated as of the Closing Date and those rents attributable to the period prior to the Closing Date shall be allocated to Seller and those rents attributable to the period on or after the Closing Date shall be allocated to Buyer. Any rent received shall be deemed to apply to the most current rent due from a tenant (with the month in which the payment is received being deemed the "most current"). Delinquent rents will not be prorated and Buyer has no obligation to collect them but will reimburse Seller for any collected. Such reimbursement shall to be delivered no later than thirty (30) days after receipt. Buyer shall receive a credit against the Purchase Price for all security deposits of tenants at the Community, inclusive of any accrued but unpaid interest owed to any tenants.

  5.5 All other charges or receipts which would be customarily prorated in the locale of Community shall be prorated as of the Closing Date. The parties hereto shall make any post closing adjustments and payments necessary to give effect to the provisions and intent of this Article 5.

  5.6 Buyer shall pay all customary and reasonable closing costs charged by the Title Company (e.g. escrow fees, charges for attending the closing and wiring fees) in connection with the Closing of the transaction contemplated by this Agreement.

  6.   REPRESENTATIONS AND WARRANTIES

  6.1 Seller represents and warrants to Buyer that as of the date hereof, and as of the Closing Date:

       (a) Seller is a duly formed limited partnership, existing and in good standing under the laws of the State of formation, has full power and authority to own its properties and to carry on its business as now conducted, and is in good standing and duly qualified to conduct business in New Mexico.

       (b) Seller has power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement and all other agreements or documents to be executed by Seller pursuant hereto are or shall be as of the Closing Date, as the case may be, duly executed and delivered by Seller and be valid, binding and enforceable in accordance with their respective terms. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will (i) to the current actual knowledge of Seller, constitute or cause a breach or violation of or require a consent under any agreement to which Seller is bound, including but not limited to, any right of first refusal or option to purchase granted to a third party, which might prevent the consummation of the transaction contemplated herein or which might bind Seller, subsequent to the consummation of this Agreement, (ii) to the current actual knowledge of Seller, cause a lien or other encumbrance to attach to the Community, or result in the acceleration of or the right to accelerate any obligation under any material agreement or the termination of the right to terminate any material license, franchise, lease, permit, approval or agreement to which Seller is a party, or require a consent of any person to prevent such breach, default, violation, lien, encumbrance, acceleration, right or termination which have not been obtained or (iii) give rise to any other rights, at law or by agreement, that would give rise to any rights of first refusal or prevent the consummation of the transaction contemplated herein. Seller has the complete and unrestricted power to sell, assign and deliver to Buyer unencumbered title to the Property. At the Closing there will be no restrictions upon the vesting in Buyer of title to the Property owned by the Seller, free and clear of liens, encumbrances and other claims of any kind whatsoever, and such title shall then vest in Buyer. Buyer acknowledges that Seller has disclosed that (i) Seller previously contracted with another party for the purchase and sale of the Community (the "Prior Contract"), (ii) the Prior Contract was terminated on January, 1999, (iii) Seller and the purchaser under the Prior Contract engaged in negotiations regarding the possible reinstatement of the Prior Contract until shortly before the Effective Date, (iv) when Seller ultimately refused to reinstate the Prior Contract, the purchaser under the Prior Contract insinuated that some effort would be made to assert legal rights, although no direct threat of litigation was made, and (v) while Seller believes that the purchaser under the Prior Contract has no enforceable legal right with respect to the Property, Seller has no control over whether such purchaser will seek to interfere with the right of Seller to sell the Property to another party.

       (c) The Community, as of the date of this Agreement, has 282 developed sites. To the current actual knowledge of Seller, the developed pad sites and the Community are in full compliance with all applicable zoning ordinances, all terms and conditions of any site plan or planned unit development approvals, and any other laws, rules or regulations (including any laws, rules or regulations governing wetlands) and Seller has all licenses and permits necessary for operation of the Community as a manufactured housing community with all amenities (i.e swimming pool, tennis court) currently located at the Community. Buyer acknowledges that Seller has been in the process of preparing a revised form of lease agreement for the Community, modified to bring the leases into full compliance with all current statutory requirements (there presently exist some deviations from requirements), and has discontinued this process in anticipation of the imminent sale of the Community with the understanding that the purchaser of the Community would prefer to introduce its own form of lease agreement after purchase to cure any compliance issues, and to make other changes which may be desired.

       (d) No approval of or filing with any federal, state or local court, authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by the Seller or the consummation of the transaction contemplated herein.

       (e) The Community is served by utilities, including water, sewage, gas, waste disposal, electricity, cable television and telephone and Seller has no current actual knowledge of any inadequacies with respect to such utilities.

       (f) To Seller's current actual knowledge the Property (i) has not been used to handle, treat, store or dispose of asbestos, PCB's, ureaformaldhyde or any hazardous or toxic waste or substance, in violation of applicable law and
  (ii) has not otherwise been materially contaminated, tainted or polluted, (including, without limitation, contamination of soils, groundwater and surface waters located on, in or under property adjacent to such premises) with pollutants or other substances which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance or the common law. To Seller's current actual knowledge, all wastes have been utilized, stored and disposed of, whether hazardous or not, in material compliance with all applicable local, state and federal laws and regulations so as not to result in material contamination of the Property including, without limitation, soil, groundwater and surface water located on, in or under such Property and the Property is free from any material environmental contamination of any kind.

       (g) Seller has good and marketable title to the Property and all assets used in the operation or management of the Community and the Property and all such assets are free and mechanics' liens or any other liens that might bind the Property and/or the Community clear of all liens and encumbrances except for the Permitted Exceptions and any liens to be released at Closing.

       (h) The Community is not subject to any judgment, order, writ, injunction or decree of any court or governmental instrumentality which might prohibit the consummation of the transaction contemplated herein or have a material adverse effect on the Community. There is no claim, litigation or proceeding pending there is no claim, litigation or proceeding threatened or investigation pending against the Community which might prohibit the consummation of the transaction contemplated herein or have an adverse effect on the Community, all to the current actual knowledge of Seller (Buyer, however, acknowledging the disclosures set forth in the Section 6.1(b) above). Buyer acknowledges that Seller has disclosed the terms and conditions of, and has furnished Buyer copies of, those four (4) certain Enforcement Agreements executed by and between Seller, the United States Department of Housing and Urban Development and four complainant parties in HUD cases numbered 06-98-0881-8, 06-98-0678-8, 06-98-0599-8 and 06-98-0741-8.

       (i) To the current actual knowledge of Seller, neither the whole nor any portion of the Community is subject, directly or indirectly, to any governmental decree or order to be sold, condemned, expropriated or otherwise taken by any public authority, nor are there any existing facts or conditions, to Seller's current actual knowledge which might give rise to any forced sale, condemnation, expropriation or other taking.

       (j) To the current actual knowledge of Seller, the Community is not currently subject to and Seller has not received any written notice of any planned or commenced public improvements which may result in special assessments against the Community. Buyer acknowledges that in connection with the obtaining of development approvals for the property currently owned by Seller which abuts the western boundary of the Property ("Tract "A"), which abutting property is described as Tract "A" of the Plat of Tracts "A" and "B", Lands of Shaw, Mitchell, Mallory Partnership, dated November 1998, and recorded on January 22, 1999 as Document No. 1999008790 in Book 99C, Page 14 of the real property records of Bernalillo County, New Mexico (the "Plat"), the City of Albuquerque has required the creation of a public drainage easement in the southwest corner of the Property having an area of 87,229 square feet, as created and described on the Plat, and that within the drainage easement a drainage detention pond and related improvements be constructed (the "Drainage Facilities") to accept storm drainage flows from the Property so that outflows from the detention pond will be transmitted to a drainage pond to be constructed on Tract "A". It is contemplated that outflows from Tract A will eventually be transmitted to City of Albuquerque storm sewers by way of certain off-site drainage improvements, to be constructed under agreements between the purchaser of Tract "A" and the City of Albuquerque. Seller has been informed by its engineer that the only responsibility of the owner of the Property concerning drainage is the completion of the Drainage Facilities. Seller will provide Buyer access to Seller's engineer during the Investigation Period to provide any additional information desired regarding the foregoing. Buyer understands, agrees and acknowledges that upon Closing of this Agreement, Buyer (or its successor in title) will become responsible to complete and pay for the Drainage Facilities, and to defend, indemnify and hold harmless Seller, and its partners, representatives, employees and agents, from and against any claim, loss or expense related to the failure of Buyer or its successor in title to complete and pay for the Drainage Facilities.

       (k) To Seller's current actual knowledge, the Community is not located in a "flood plain" or "floodway" or any area requiring flood insurance, nor are there any areas designated as "wetlands".

       (l) The Rent Roll attached as Schedule 6.1(l) hereto (including all
                                   ---------------
  information required to be included pursuant to Section 3.4(g) hereof) and made a part hereof is true, complete and correct in all material respects.

       (m) Other than as set forth on the Rent Roll, there is no direct or indirect economic terms and conditions, including any rent concessions or rebates affecting any tenant lease or limiting increases in rents, and to Seller's current actual knowledge, there are no provisions of applicable law that will limit or otherwise affect the rent payable under the Leases or any increase in such rents.

       (n) Seller has made available to Buyer true and correct copies of all written Leases which are identified on the Rent Roll. There are no amendments or modifications to such Leases either written or oral, except for amendments or modifications in writing, copies of which have been furnished to Buyer and identified. The Leases are in full force and effect. To Seller's current actual knowledge, except as set forth on Schedule 6.1(n), there are no
                                           ---------------
  material defaults under the Leases and the Leases are fully assignable to Buyer by the Seller in connection with the sale of the Community.

       (o) Attached hereto as Schedule 6.1(o) is a true and correct list of all
                              ---------------
  management, leasing, service, employment and other contracts or agreements of every kind and nature affecting the Community ("Contracts"), together with any amendments thereto.

       (p) To Seller's current actual knowledge, none of the information prepared and provided by Seller, pursuant hereto or any of the representations and warranties set forth in this Section 6.1, contain any untrue statement of material fact or fail to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, Buyer acknowledges that Seller has disclosed, and Buyer understands, the following: the water and sewer expense information for the Community correctly reflects the actual expense for water and sewer paid by Seller for the applicable period. However, this information should not be relied upon to project future water and sewer expenses. Seller recently discovered that the water flow information used by the City of Albuquerque in preparing water and sewer bills has been inaccurate, and was understated. The problem has been corrected, and the City of Albuquerque has completed an inspection and has stated in writing to Seller that it will not seek any adjustment or assess any charge for previous understated billings. Seller expects that future water and sewer bills will be significantly higher, following the correction of the problem. Estimates of future water and sewer expenses for Community should not be derived from this past expense information. Seller has suggested that reasonable estimates might be derived from reviewing the water and sewer expense information from comparable mobile home parks in the Albuquerque area.

       (q) To Seller's current actual knowledge, no suit, action, or other proceeding is pending or threatened before any court (including Bankruptcy Court) or governmental agency (including the appointment of a custodian, receiver trustee or similar official) affecting the Community, other than any pending eviction suits which are all disclosed on Schedule 6.1(q) attached hereto.

       (r) To Seller's current actual knowledge, fuel oil has never been used on the Property (i) for the purpose of providing heat for the individual manufactured home units from a central location (some individual homes may have had above ground fuel oil tanks) or (ii) using an underground storage tank(s) or delivery system.

       (s) To Seller's current actual knowledge, the entire Community is zoned for use as a manufactured housing community and the Community and all amenities and improvements comply with said zoning.

       (t) To Seller's current actual knowledge, there is currently no Community Prospectus nor has there been a Community Prospectus at any time during Seller's ownership of the Community.

       (u) To Seller's current actual knowledge, the items set forth on Schedule 1.2c (1) represent all personal property necessary for the operation of the Community as a manufactured housing community.


       (v) The Community is served by a public water supply and a public sanitary sewer system.

       (w) To Seller's current actual knowledge, the representations and warranties of Seller contained in this Agreement and all schedules, exhibits, certificates and statements and information prepared and furnished to Buyer or on behalf of Buyer by Seller in connection with the transactions contemplated hereby are accurate and complete in all material respects, and do not and will not contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements herein and therein not misleading in light of the circumstances in which they were made.

       Seller acknowledges and agrees that Buyer's reliance upon the representations and warranties of Seller contained in this Agreement shall not be diminished or effected in any way by Buyer conducting and completing a purchase investigation of the Community, except to the extent that Buyer had actual knowledge of the breach of such representation or warranty prior to the Closing Date. When used anywhere in this Agreement, the term "knowledge" with regard to Seller means the current actual knowledge, without inquiry or investigation, of Geneva Mitchell, General partner of Seller and Fran Mandell, the Administrator of the Community, and no other employee or representative of Seller. Buyer acknowledges that Ms. Mitchell's and Ms. Mandell's knowledge of matters affecting the Community is limited by the nature of their involvement in the management of the Community. Except as expressly set forth in this Agreement and all Schedules and Exhibits attached hereto, and except for the warranty of title in any Warranty Deed to be delivered at Closing, Seller is not making and expressly disclaims any warranties or representations of any kind or character, express or implied, with respect to the Community. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, AT THE CLOSING, SELLER SHALL SELL TO PURCHASER, AND PURCHASER SHALL ACCEPT FROM SELLER, THE PROPERTY, IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AND WITHOUT WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE.

   6.2 Buyer represents and warrants to the Seller, which representations and warranties shall be true on the date hereof and as of the Closing Date, as follows:

        (a) Buyer is duly formed, validly existing and in good standing under the laws of the State of Maryland, has the power and authority to own its properties and to carry on its business as now conducted, and is in good standing and duly qualified to conduct business in each of the jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification and where the failure so to qualify would have a material adverse effect on the financial condition of Buyer taken on a whole.

        (b) Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer and is enforceable against it in accordance with the terms hereof. Neither the execution, delivery or performance of this Agreement by Buyer nor the consummation of the transactions contemplated herein by it will constitute or cause a breach or violation of the organizational documents of Buyer, any agreements to which Buyer is bound, including but not limited to, any right of first refusal or option to purchase granted to a third party which might prevent the consummation of the transactions contemplated herein or which bind Buyer subsequent to the consummation of this Agreement; cause a lien or other encumbrance to attach to any of the property of Buyer or result in the acceleration of, or the right to accelerate, any obligation under any agreement to which it is a party or by which it is bound or the termination or the right to terminate any license, franchise, lease, permit, approval or agreement to which it is a party or by which it is bound, or require the consent of any person to prevent such breach, default, violation, lien, encumbrance, acceleration or right of termination which has not been obtained; or give rise to any other rights at law or by agreement that would give rise to any right of first refusal or prevent the consummation of the transactions contemplated herein.

        (c) To Buyer's current actual knowledge, no approval of, or filing with, any federal, state or local court, authority or administrative agency is necessary to authorize the execution, delivery or performance of this Agreement by Buyer or for the consummation of the transactions contemplated herein.

        (d) To Buyer's current actual knowledge, Buyer is not subject to any judgment, order, writ, injunction or decree of any court or government instrumentality which might prohibit the consummation of the transactions contemplated herein, or have a material adverse effect on Buyer taken as a whole. There is no claim or any litigation, proceeding or investigation existing or threatened against Buyer which might prohibit the consummation of the transactions contemplated herein, or have a material adverse effect upon Buyer taken as a whole.

        (e) To Buyer's current actual knowledge, none of the documents, information, and other materials provided by or on behalf of Buyer pursuant hereto contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

  6.3 With the exception of those representations and warranties relating to environmental matters and any claim of fraud made hereunder, both of which shall survive for as long as permitted under the applicable law, the representations, warranties and covenants set forth herein shall survive Closing for a period of one (1) year.

  7.  DAMAGE AND CONDEMNATION

  Seller shall promptly notify Buyer of any impending or actual condemnation proceedings against the Community or any portion thereof of which the Seller has actual notice. If any portion of the Community shall be threatened to be taken as a result of condemnation proceedings or damaged as a result of fire or other casualty prior to the Closing, Buyer shall have the right:

  (a) To terminate this Agreement by written notice to the Seller within ten
(10) days after receipt of notice of such proceedings or damage, neither party shall have any further liability hereunder; or

  (b) To proceed to Closing as herein provided, agreeing to take the Community in its then-current condition, and in such event Buyer shall be entitled to receive all of the condemnation or insurance proceeds payable as a result of such condemnation or such damage or, at Buyer's option, the Purchase Price shall be reduced by the amount of such condemnation or insurance proceeds.

  8. COVENANTS OF THE SELLER AND BUYER

  8.1 From the date of this Agreement until the earlier of (i) the termination of this Agreement and (ii) the Closing Date, Seller shall conduct the business of the Community in the ordinary course, and during said period will:

       (a) Except in the ordinary course of business, refrain from transferring any portion of the Community, incurring any indebtedness or creating on the Community any easements, liens, mortgages, encumbrances or other interest without the prior written consent of Buyer;

       (b) Refrain from entering into any contracts or other commitments regarding the Community, other than in the ordinary and usual course of business, without the prior written consent of Buyer;

       (c) Continue to maintain and repair the Community and keep it in the same condition and repair as it was as of the date hereof, and continue all maintenance and services as heretofore provided;

       (d) Comply as in the ordinary course of business with all notices of violation of laws or municipal ordinances, regulations, orders or requirements of department of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Community or the use of operation thereof;

       (e) Continue to pay, on or before due, any and all operating expenses including all real estate and personal property taxes;

       (f) Maintain in full force and effect all licenses and permits necessary for the continued use and operation of the Community;

       (g) Use all reasonable efforts to obtain prior to the Closing Date all necessary approvals and consents to the transfer and assumption of those agreements, permits and licenses to be transferred hereunder or for which consent or approval is required for their continued validity after the consummation of the transaction contemplated by this Agreement;

       (h) Perform all obligations of Seller on a timely basis and without default, under any Leases, mortgages, notes, Contracts or other agreement relating to the Community;

       (i) Not materially amend, modify or waive any rights under any of the Leases or enter into any new lease affecting the Community (other than tenant leases on standard terms and conditions and current market rates) without Buyer's prior written consent which shall not be unreasonably withheld, delayed or conditioned;

       (j) Promptly advise Buyer of material inaccuracies disclosed by Seller in any of the information provided Buyer in connection therewith; and

       (k) From and after the date hereof, the Seller agrees it shall not, nor shall any of their representatives or agents, continue or enter into any discussions or agreements for the sale, of the Community with any party other than Buyer while this transaction is pending.

  8.2 Buyer and Seller represent and warrant that, there is no investment banker, broker, finder or other intermediary (collectively "Brokers") which has been retained by, or is authorized to act on behalf of, Seller or Buyer who might be entitled to any fee or commission upon consummation of the transactions contemplated herein other than Seller's brokerage arrangement with Bill Robertson of First Commercial Real Estate Services, Inc. Notwithstanding the foregoing Buyer agrees to pay all commissions in connection with this transaction by any Brokers claiming by, through and under Buyer and Buyer shall indemnify, defend and hold Seller harmless against any and all such claims. Notwithstanding the foregoing Seller agrees to pay all commissions in connection with this transaction by any Brokers claiming by, through and under Seller and Seller shall indemnify, defend and hold Buyer harmless against any and all such claims.

  9.   CONDITIONS PRECEDENT TO CLOSE

  9.1 Anything to the contrary notwithstanding, Buyer shall have no obligation to consummate this transaction, unless and until the conditions set forth in this Section 9.1 have been satisfied or waived by Buyer in writing. Such conditions precedent are as follows:

       (a) The representations and warranties of the Seller contained in this Agreement or in any agreement or document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, there shall not have been any material error, misstatement or omission in any Exhibit, Schedule, or other document delivered in connection herewith and there shall not have been any material adverse change in the representations and warranties or schedules thereto;

       (b) Seller shall have performed and complied with all agreements and covenants contained herein to be performed or complied with by them on or prior to the Closing Date and satisfied all conditions required to be performed, complied with, or satisfied by them on or prior to the Closing Date;

       (c) No evidence of contamination, other than as set forth in the Environmental Report, shall have been discovered;

       (d) No suit, action, or other proceeding shall be pending or threatened before any court (including Bankruptcy Court) or governmental agency (including the appointment of a custodian, receiver trustee or similar official) naming the Seller (to the extent any such suit, action or proceeding would impact the ability of the Seller to perform its obligations or satisfy the conditions to closing hereunder) as defendant or affecting the Community; and

       (e) No information which is contrary to any representations or warranties contained herein which were made to Seller's current actual knowledge was discovered.

  9.2 Anything to the contrary notwithstanding, Seller shall have no obligation to consummate this transaction, unless and until the conditions set forth in this Section 9.2 have been satisfied by Buyer or waived by Seller in writing. Such conditions precedent are as follows:

       (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, there shall not have been any material error, misstatement or omission in any Exhibit, Schedule, or other document delivered by Buyer in connection herewith and there shall not have been any material adverse change in the representations and warranties or schedules thereto as a result of the updating of such representations, warranties or schedules as required by this Agreement;

       (b) Buyer shall have performed and complied with all agreements and covenants contained herein to be performed or complied with by them on or prior to the Closing Date and satisfied all conditions required to be performed, complied with, or satisfied on or prior to the Closing Date.


  9.3 So long as a party is not in default hereunder, if any condition to such party's obligation to consummate this transaction has not been satisfied as of the Closing Date, such party shall (i) terminate this Agreement by delivering written notice to other party on or before the Closing Date, or (ii) elect to extend the time for satisfaction of such condition up to a total of ten (10) business days, or (iii) elect to close notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived such condition. If such party elects to proceed pursuant to clause (ii) above, and such condition remains unsatisfied after such extension period, then such party shall, within three (3) business days after the end of such extension period, elect to proceed pursuant to clause (ii) or (iii) above, and the failure to timely so elect (time being of the essence with regard thereto) shall conclusively be deemed to constitute an election pursuant to clause (i) above. In the event that such party elects to close, notwithstanding the non-satisfaction of such condition, there shall be no liability on the part of the other party for breaches of representations and warranties of which the party electing to close had actual knowledge at the Closing and which were not the result of the breach of a covenant of such party, notwithstanding any other provision of this Agreement.

  10.  DEFAULT

  If prior to the Closing Seller fails to perform in accordance with this Agreement or if any representation or warranty of Seller is materially untrue or Seller fails to perform one of its covenants, Seller shall be in default. In the event of a default hereunder by Seller, Buyer may elect to (a) waive such default or condition precedent and proceed to close; (b) specifically enforce the terms hereof; or (c) terminate this Agreement, receive the Deposit and institute an action for the recovery of actual damages sustained by Buyer, such damages not to exceed in any case the out-of-pocket expenses incurred by Buyer in the negotiation of this Agreement and the inspection and other pre-Closing matters contemplated under this Agreement, and excluding any consequential, incidental, punitive, exemplary or other damages of any kind (but including reasonable attorneys' fees and expenses and costs of court incurred in pursuing such recovery). Buyer acknowledges that except with respect to the accuracy of the representations and warranties by Seller as of the date hereof, the obligations of Seller under Section 9.1(b) and as otherwise specifically provided herein, Seller is not obligated to satisfy the conditions to Buyer's obligation to close and Seller acknowledges that, except for the representations and warranties by Buyer as of the date hereof, the obligations of Buyer under Section 9.2(b), and as specifically provided herein, Buyer is not obligated to satisfy the conditions to Seller's obligation to close. In the event Buyer fails to perform in accordance with this Agreement or if any material representation or warranty of Buyer is untrue, Buyer shall be in default. In the event of a default hereunder by Buyer or if any condition to Seller's performance obligations is not satisfied on or before the Closing, then the Seller may elect to (a) waive such default or condition precedent and proceed to close; or (b) specifically enforce the terms of this Agreement, including payment of the Purchase Price, or
(c) terminate this Agreement and retain the Deposit as its sole and exclusive remedy. In all other cases the Deposit (or the balance thereof) shall be retained by Seller. The remedies provided for in this Section 10 are the exclusive remedies available in the event of a default as described in this
Section 10.

  11.   MISCELLANEOUS

  11.1 The covenants and agreements herein contained shall bind and inure to the benefit of the successors and assignees of the parties hereto; provided, however, no party to this Agreement may assign this Agreement without the prior written consent of the other parties hereto. Notwithstanding the foregoing, Buyer shall have the right to assign its interest in this Agreement to any one of its affiliates, conditioned upon (i) an assumption in writing by such affiliate of all obligations of Buyer under the Agreement and (ii) the prompt giving of written notice to Seller of such assumption and furnishing evidence of such assumption.

  11.2 For purposes of this Agreement, all notices shall be deemed duly given upon personal delivery, by facsimile to the numbers set forth below or by overnight mail or three (3) days following deposit into the U.S. Mails, by certified or registered mail, return receipt requested, and properly posted and addressed as follows:

  If Seller:        Shaw, Mitchell and Mallory Limited Partners
                    c/o First Commercial
                    One Coronado Place
                    6201 Uptown Boulevard N.E., Ste. 202
                    Albuquerque, New Mexico  87110
                    Facsimile Number:  (505) 881-9838
                    Attention:  Bill Robertson

    with a copy to: Wiggins, Campbell & Wells
                    P.O. Box 1308
                    Albuquerque, New Mexico 87103
                    Facsimile Number: 505-764-8585
                    Attention:  Lawrence M. Wells, Esq.

    If to Buyer:    Chateau Communities
                    6430 S. Quebec
                    Englewood, CO   80111
                    Facsimile Number: 303-721-1643
                    Attention: Mr. Rees Davis
with a copy to:     Timmis & Inman, L.L.P.
                    300 Talon Centre
                    Detroit, MI  48207
                    Facsimile Number: 313-396-4229
                    ATTENTION:  Bradley J. Knickerbocker, Esq.

If to Escrow Agent: First American Title Company
                    2601 Louisiana N.E.
                    Albuquerque, NM  87110
                    Facsimile Number:  (505) 884-7523
                    Attention:  Kathy Carrillo

   11.3  Time is of the essence of this Agreement.

   11.4 Notwithstanding any other term or condition of this Agreement, to the extent, if at all, (S)56-7-1 NMSA 1978 is applicable to any indemnification obligation set forth in this Agreement, the agreement to indemnify, defend and hold harmless set forth herein shall not extend to liability, claims, damages, losses or expenses, including attorneys' fees, arising out of (a) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the indemnitee's agents or employees; or (b) the giving or the failure to give directions or instructions by the indemnitee, or the indemnitee's agents or employees, or such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

   11.5 Seller acknowledges that Buyer will have Seller's financial information audited post-closing. Seller agrees and covenants to make available such persons and information as are necessary for such audit and to otherwise cooperate fully with Buyer and its auditors after Closing in conducting said audit of Seller's financial information in a timely manner.

   11.6 This Agreement may not be amended, altered, or modified unless done so in writing by the person against whom enforcement of any waiver, change, modification, or discharge is sought.

   11.7 Other than with respect to required governmental disclosures or as may be generally otherwise available to the public and except as otherwise required by law, each of the parties hereto agree to treat as confidential all financial, operating and other information which it receives regarding the other, including any relating to the Community and shall not disclose such information to any third party, other than representatives, employees, agents, advisors and the Title Company (all of whom shall be subject to this confidentiality provision). The provisions of this Section 11.6 shall survive the termination of this Agreement. In addition, the parties agree not to make any public announcement or other disclosure of the pending transaction without prior written consent of the parties hereto.

   11.8 This Agreement and the Exhibits and Schedules hereto contain all of the representations and statements by each party to the other and express the entire understanding between the parties with respect to the transactions contemplated hereby. All prior communications concerning the subject matter hereof are merged in and replaced by this Agreement.

   11.9  This Agreement shall be governed by the laws of the State of New
Mexico.

   11.10 This Agreement may be executed in counterparts and all counterparts when so executed shall constitute one and the same Agreement.

                   REMAINDER OF PAGE LEFT INTENIONALLY BLANK

  IN WITNESS WHEREOF, the parties hereto have each executed this Purchase Agreement as of the date last set forth below (the "Effective Date").

                                    BUYER:

                                    CHATEAU COMMUNITIES, INC.

Date:  April 23, 1999               By:  /s/ Rees F. Davis, Jr.

                                         Its:  Executive Vice President


                                    SELLER:

                                    SHAW, MITCHELL AND MALLORY LIMITED PARTNERS


Date:  April 23, 1999               By:  /s/ Geneva Mitchell


                                         Its:  General Partner

                                   Exhibit A

                               Legal Description

Tract "B", Plat of Tracts "A" and "B", Lands of Shaw, Mitchell, Mallory Partnership, dated November 1998, and recorded on January 22, 1999 as Document No. 1999008790 in Book 99C, Page 14 of the Real Property Records of Bernalillo County, New Mexico

                              Schedule 1.2(c)(1)

                               Personal Property

See attached list.

                                Schedule 6.1(l)

                                   Rent Roll

See attached.

                                Schedule 6.1(n)

                                Lease Defaults

See attached list.

                                Schedule 6.1(o)

                                   Contracts


1.  Service contract on office copier.

                       ASSIGNMENT OF PURCHASE AGREEMENT
                       --------------------------------

  THIS AGREEMENT is entered into as of this 11th day of May, 1999 by and between N'Tandem Properties, L.P., a Maryland limited partnership ("Assignee"), Chateau Communities, Inc., a Maryland corporation ("Assignor") and Shaw, Mitchell and Mallory Limited Partners, a New Mexico limited partnership ("Seller").

  WHEREAS, Assignor, as Purchaser and Seller entered into that certain Purchase Agreement, dated April 26, 1999 regarding the purchase and sale of a manufactured housing community commonly known as Southpointe Manufactured Housing Community (the "Purchase Agreement"); and

  WHEREAS, Assignor desires to assign and Assignee desires to accept said assignment of Assignor's interest as Purchaser in the Purchase Agreement.

  NOW THEREFORE, for One and 00/100 ($1.00) Dollar the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  1. Assignor hereby assigns all of its right, title and interest as Purchaser in the Purchase Agreement to Assignee.

  2. Assignee accepts the assignment of the Purchase Agreement from Assignor and agrees to assume all obligations of Assignor under said Purchase Agreement.

  IN WITNESS WHEREOF the parties have executed this Agreement on the day first written above.


Assignee:                      N'TANDEM PROPERTIES, L.P.
                               a Maryland limited partnership

                               By:  N'Tandem Trust

                                    Its:  General Partner

                               By:  /s/ Gary P. McDaniel

                                    Its:  Trustee


Assignor:                      CHATEAU COMMUNITIES, INC., a Maryland corporation


                               By:  /s/ Rees F. Davis, Jr.

                                    Its:  Executive Vice President

ACKNOWLEDGMENT AND CONSENT:

SHAW, MITCHELL AND MALLORY LIMITED PARTNERSHIP a New Mexico limited partnership

By:  /s/ Geneva Mitchell

     Its:  General Partner